                                                                       EXHIBIT 4

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 3,
                                          ---------
2000, by and between One Voice Technologies, Inc., a Nevada corporation (the "Company"), and Nevelle Investors LLC, a Delaware limited liability company
 -------
(the "Purchaser").
      ---------

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company an aggregate principal amount of up to ten million dollars ($10,000,000) of the Company's 5% convertible debentures, which shall be in the form of Exhibit A, and which are convertible into shares of the Company's
               ---------
common stock, $0.001 par value per share (the "Common Stock"), with thirty
                                               ------------
percent (30%) warrant coverage as determined in accordance with Section 3.4 of the Conditional Warrant (as defined below), which shall be in the form of warrants to purchase Common Stock in the form of Exhibit B attached hereto.
                                                 ---------

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

1.1  The Closing.
     -----------

     (i)  The Initial Closing.  Subject to the terms and conditions set forth in
          -------------------
this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company (a) for a purchase price of two million dollars ($2,000,000) (i) the two million dollars ($2,000,000) principal amount of the Company's 5% convertible debentures (the "Initial Debentures"),
                                                         ------------------
and (ii) Warrants to purchase two hundred thirty one thousand eight hundred eighty four (231,884) shares of Common Stock of the Company (the "Initial
                                                                  -------
Warrants") and (b) for a purchase price of one hundred dollars ($100) a
--------
conditional warrant, by and between the Company and the Purchaser, in the form of Exhibit C attached hereto (the "Conditional Warrant"), to purchase (i)
   ---------                       -------------------
additional convertible debentures in four (4) tranches up to an additional aggregate principal amount of eight million dollars ($8,000,000), which shall be issued in substantially the form of Exhibit A attached hereto (the "Additional
                                    ---------                       ----------
Debentures") and (ii) additional warrants to purchase shares of Common Stock,
----------
which shall be issued in substantially the form of Exhibit B attached hereto
                                                   ---------
(the "Additional Warrants") all for an aggregate purchase price of two million
      -------------------
one hundred dollars ($2,000,100) (the "Initial Purchase Price").  The closing of
                                       ----------------------
the initial purchase and sale of the Initial Debentures, Initial Warrants and Conditional Warrant (the "Initial Closing") shall take place at the offices of
                          ---------------
Pryor Cashman Sherman & Flynn LLP ("PCS&F"), 410 Park Avenue, New York, New York
                                    -----
10022, immediately following the execution hereof or such later date as the parties shall agree. The date of the Initial Closing is hereinafter referred to as the "Initial Closing Date." The closing for the purchase and sale of the
        ---------------------
Additional Debentures and Additional Warrants shall occur in four (4) tranches of two million dollars ($2,000,000) each and the closing date(s) for the purchase and sale of the Additional Debentures and Additional Warrants shall be as set forth in the Conditional Warrant.

     (ii) On the Initial Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to the Purchaser
(1) Initial Debentures in the aggregate principal amount of two million dollars ($2,000,000), registered in the name of the Purchaser in the form of Exhibit A
                                                                     ---------
hereto, (2) the Initial Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to acquire two hundred thirty one thousand eight hundred eighty four (231,884) shares of Common Stock in the form of Exhibit B hereto, (3) the Conditional Warrant, (4) the legal
               ---------
opinion of Luce, Forward, Hamilton & Scripps LLP outside counsel to the Company, in the form of Exhibit D, (5) an executed Registration Rights Agreement, dated
               ---------
the date hereof, by and between the Company and the Purchaser, in the form of Exhibit E (the "Registration Rights Agreement"), and (6) the Transfer Agent
---------       -----------------------------
Instructions, in the form of Exhibit F, delivered to and acknowledged by the
                             ---------
Company's transfer agent (the "Transfer Agent Instructions"); and (B) the
                               ---------------------------
Purchaser shall deliver to the Company (1) subject to Section 4.1, the Initial Purchase Price in currently available funds, and (2) the Conditional Warrant and Registration Rights Agreement executed on behalf of the Purchaser.

1.2  Certain Defined Terms. For purposes of this Agreement, "Conversion Price,"
     ---------------------                                   ----------------
"Original Issue Date" and "Trading Day" shall have the meanings set forth in the
 -------------------       -----------
Debentures; "Business Day" shall mean any day except Saturday, Sunday and any
             ------------
day which shall be a federal legal holiday or a day on which banking institutions in the State of California or the State of New York are authorized or required by law or other governmental action to close; "Debentures" means
                                                           ----------
collectively the Initial Debentures and the Additional Debentures; "Person"
                                                                    ------
means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind; and "Warrants" means collectively the Initial Warrants and
                  --------
Additional Warrants.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES


2.1  Representations and Warranties of the Company. The Company hereby makes
     ---------------------------------------------
the following representations, warranties and covenants to the Purchaser:

     (a)  Organization and Qualification. The Company is a corporation duly
          ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and corporate authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Conditional Warrant, the Registration Rights Agreement, the Transfer Agent Instructions, the Security Agreement, the Debentures or the Warrants (collectively, the "Transaction
                                                              -----------
Documents"), (y) have or result in a material adverse effect on the results of
---------
operations, assets or financial
condition of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").
 -----------------------

     (b)  Authorization; Enforcement. The Company has the requisite corporate
          --------------------------
power and corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, by-laws or other organizational or charter documents.

     (c)  Capitalization. On the date hereof, the authorized capital of the
          --------------
Company consists of (i) 50,000,000 shares of Common Stock, par value $.001 per share, of which 12,671,060 are issued and outstanding and (ii) 10,000,000 shares of preferred stock of the Company, par value $.001 per share, of which no shares are issued and outstanding. Schedule 2.1(c) sets forth all of the options,
                            ---------------
warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock (collectively, the "Derivative
                                                             ----------
Securities") which are outstanding on the date hereof, including in each case
----------
(i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities or outstanding Common Stock. Except as set forth on Schedule 2.1(c) no shares of Common Stock
                                     ---------------
are entitled to preemptive or similar rights, nor is any holder of securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents.

     (d)  Issuance of the Debentures, the Warrants and Conditional Warrant.
          ----------------------------------------------------------------
Except as contemplated in Section 4(a)(iii)(C) of the Debentures and Section 10(c) of the Warrants, the Warrants and Conditional Warrant are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens").
                                                                     -----
The Company has on the date hereof and will, at all times while the Debentures and the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Debentures and the Warrants, to enable the Company to perform its conversion, exercise and other obligations under this Agreement, the Conditional Warrant, the Debentures and the Warrants. Such number of reserved and available shares of Common Stock is not less than the sum of (i) 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the Debentures, assuming such conversion occurred on the Original Issue Date, the Debentures remain outstanding for two years and all interest is paid in shares of Common Stock and (ii) the number of shares of Common Stock issuable upon exercise in full of the Warrants on the

Original Issue Date (the number of shares of Common Stock contemplated in (i) and (ii), the "Initial Minimum"). All such authorized shares of Common Stock
               ---------------
shall be duly reserved for issuance to the holders of the Debentures and the Warrants. The shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." The Conditional Warrant, the Debentures, the Warrants and
 -----------------
the Underlying Shares are collectively referred to herein as, the "Securities."
                                                                   ----------
When issued in accordance with the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

     (e)  No Conflicts. The execution, delivery and performance of the
          ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or
(ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses
(ii) and (iii), as could not have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which could not have or result in a Material Adverse Effect.

     (f) Filings, Consents and Approvals. The Company is not required to obtain
         -------------------------------
any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) the filings required pursuant to Section 3.9, (ii) the filing with the Securities and Exchange Commission (the "Commission") of a registration
                                         ----------
statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser (the
                                                                             ---
"Underlying Shares Registration Statement"), (iii) applicable Blue Sky filings
 ----------------------------------------
and (iv) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in a Material Adverse Effect (collectively, the "Required Approvals").
                    ------------------
     (g)  Litigation; Proceedings. Except as described in Schedule 2.1(g) there
          -----------------------                         ---------------
is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could have or result in a Material Adverse Effect.

     (h)  No Default or Violation. The Company is not (i) in default under or in
          -----------------------
violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgement or order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i),
(ii) or (iii) above, except as would not have or result in a Material Adverse Effect.

     (i)  Private Offering. Assuming the accuracy of the representations and
          ----------------
issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any Person acting on its
              --------------
behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

     (j)  SEC Documents; Financial Statements. The Company has filed all reports
          -----------------------------------
required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for
      ------------
the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the
                                        -------------
Schedules to this Agreement, the "Disclosure Materials") on a timely basis or
                                  --------------------
has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed, to the extent required, as exhibits to the SEC Documents. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods
                                                      ----
involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Since June 30, 2000, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has resulted or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

     (k)  Investment Company. The Company is not, and is not an Affiliate (as
          ------------------
defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (l)  Certain Fees. Except for certain fees payable by the Company in the
          ------------
amounts and to the persons listed on Schedule 2.1(l), no fees or commissions
                                     ---------------
will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

     (m)  Form SB-2 Eligibility. The Company is eligible to register securities
          ---------------------
for resale with the Commission under Form SB-2 promulgated under the Securities Act. The Company represents and warrants that it meets all of the requirements for the use of Form SB-2 for the Registration of the sale by the Purchaser and any transferee who purchases the Registrable Securities (as defined in the Registration Rights Agreement). The Company covenants that it shall file all reports required to be filed by the Company with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form SB-2.

     (n)  Exclusivity. The Company shall not issue and sell the Debentures to
          -----------
any Person other than the Purchaser without the specific prior written consent of the Purchaser.

     (o)  Seniority. No indebtedness of the Company is senior to the Debentures
          ---------
in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

     (p)  Listing and Maintenance Requirements Compliance. Except as set forth
          -----------------------------------------------
in the SEC Documents or Schedule 2.1(p), the Company has not, in the two years
                        ---------------
preceding the date hereof, received notice (written or oral) from the National Association of Securities Dealers, Inc. (the "NASD") or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The

Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

     (q)  Patents and Trademarks. The Company has rights to use, all patents,
          ----------------------
patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with its business, as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company has not received a written notice
 ----------------------------
that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

     (r)  Registration Rights; Rights of Participation. Except as disclosed in
          --------------------------------------------
Section 6(c) of the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

     (s)  Regulatory Permits. The Company possesses all certificates,
          ------------------
authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct its business as described in the SEC Documents, except where the failure to possess such permits could not be expected to, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice
                 ----------------
of proceedings relating to the revocation or modification of any Material
Permit.

     (t)  Title. The Company has good and marketable title in all personal
          -----
property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

     (u)  Absence of Certain Proceedings. Except as described in the SEC
          ------------------------------
Documents or Schedule 2.1(u), (i) there is no Action pending or, to the
             ---------------
knowledge of the Company, threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding could have or result in a Material Adverse Effect; (ii) neither the Company nor any director or officer thereof, is or has been the subject of any Action involving (A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (iii) the Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement); and (iv) there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

     (v)  Labor Relations. No material labor problem exists or, to the knowledge
          ---------------
of the Company, is imminent with respect to any of the employees of the Company.

     (w)  Environmental Protection. Except as set forth in Schedule 2.1(w), (i)
          ------------------------                         ---------------
the Company is in compliance with all Environmental Laws (as defined below) and any non-compliance is not expected to result in Environmental Liabilities that will have a Material Adverse Effect; (ii) the Company has obtained and is in compliance with all necessary permits or authorizations that are required under Environmental Laws to operate the facilities, assets and business of the Company; (iii) there has been no Release (as defined below) at any of the properties currently or formerly owned or operated by the Company, or a predecessor in interest, or to the Company's knowledge at any disposal or treatment facility which received Hazardous Materials (as defined below) generated by the Company, or any predecessor in interest which is reasonably likely to result in Environmental Liabilities that will have a Material Adverse Effect; (iv) no Environmental Claims (as defined below) have been asserted against the Company, or, to the knowledge of the Company, any predecessor in interest nor does the Company have knowledge or notice of any threatened or pending Environmental Claim against the Company or any predecessor in interest which is reasonably likely to result in Environmental Liabilities (as defined below) that have a Material Adverse Effect; and (v) to the knowledge of the Company, no Environmental Claims have been asserted against any facilities that may have received Hazardous Materials generated by the Company or any predecessor in interest which is reasonably likely to result in Environmental Liabilities (as defined below) that have a Material Adverse Effect.

     For purposes of this Agreement: "Environmental Claims" refers to any
                                      --------------------
complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials; "Environmental Laws" includes the Comprehensive
                                  ------------------
Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment; "Environmental Liabilities" means any monetary
                                -------------------------
obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party which relate to any violations of Environmental Laws, remedial actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by the Company, any of its Subsidiaries or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by the Company, any of its Subsidiaries or a predecessor in interest; "Hazardous Materials" shall include (a) any element, compound, or chemical that
 -------------------
is defined, listed or otherwise classified as a contaminants, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials; "Release" means any
                                                       -------
spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

     (x)  Insurance. The Company maintains property and casualty, general
          ---------
liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or its subsidiaries, as applicable) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company presently in force.

     (y)  Foreign Corrupt Practices Act. Neither the Company nor any of the
          -----------------------------
directors, officers or other employees thereof, has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (z)  Manipulation. Neither the Company, nor any of its affiliates, has
          ------------
taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the manipulation of the price of the shares of Common Stock.

     (aa) Related-Party Transactions. Except as set forth in the Company's SEC
          --------------------------
Documents or Schedule 2.1(aa), the Company is not party to any contract,
             ----------------
agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (1) any affiliate of the Company; (2) any officer or salaried employee of the Company; (3) any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (4) any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to the Company or involving the business of the Company, except, in each instance, for existing compensation arrangements described in the Company's SEC Documents or listed in Schedule 2.1(bb) entered into in the
                                                  -------
ordinary course of business. Each contract, agreement, license, lease, arrangement, and commitment with annual per employee compensation of less than seventy-five thousand dollars ($75,000) was entered into by the Company in the ordinary course of business upon terms that are fair and reasonable to the Company without regard to the status and relationship of such parties.

     (bb) Disclosure. The Company confirms that neither it nor any other Person
          ----------
acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. All Disclosure Materials provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (cc) The Company acknowledges and agrees that the Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

2.2  Representations and Warranties of the Purchaser.  The Purchaser hereby
     -----------------------------------------------
represents, warrants and covenants to the Company as follows:

     (a)  Organization; Authority. The Purchaser is an entity duly organized,
          -----------------------
validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement, the Security Agreement and the Registration Rights Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

     (b)  Investment Intent. The Purchaser is acquiring the Securities as
          -----------------
principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

     (c)  Purchaser Status. At the time the Purchaser was offered the Debentures
          ----------------
and its respective Warrants, it and each of its equity owners was, and at the date hereof it and each of its equity owners is, and at each exercise date under its respective Warrants and at each Conversion Date under its respective Debentures, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     (d)  Experience of the Purchaser.  The Purchaser, either alone or together
          ---------------------------
with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

     (e)  Ability of the Purchaser to Bear Risk of Investment.  The Purchaser is
          ---------------------------------------------------
able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

     (f)  Access to Information. The Purchaser acknowledges that it has reviewed
          ---------------------
the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) access to senior management of the Company for purposes of asking questions regarding the Company and clarifying information provided by the Company; and (iv) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

     (g)  General Solicitation.  The Purchaser is not purchasing the Securities
          --------------------
as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (h)  Reliance.  The Purchaser understands and acknowledges that (i) the
          --------
Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act; and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

     (i) The Purchaser acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

     (j)  Certain Fees.  Except for certain fees payable by the Company, which
          ------------
are the responsibility of the Company, the Purchaser has not incurred any liability for any fees to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall indemnify and hold harmless the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

     (k)  Manipulation.  Neither the Purchaser nor any of its affiliates will
          ------------
take any action directly or indirectly designed to cause, or to result in, or which has constituted or might reasonably be expected to constitute, the manipulation of the shares of Common Stock.

                                  ARTICLE III
                        OTHER AGREEMENTS OF THE PARTIES

3.1  Transfer Restrictions.
     ---------------------

     (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from, or in a transaction not subject to the registration requirements of, the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of the Purchaser or to one or more funds or managed accounts under common management with the Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

     (b)  The Purchaser agrees to the imprinting, so long as is required by this
Section 3.1(b), of the following legend or a legend of similar effect on the
Securities:

          NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures and exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby, by the Debentures or the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or the holder is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale
                                       --------
of such Underlying Shares or, in the event there is not an effective Underlying Shares Registration Statement, at such time and Rule 144 is not then available if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If holder is relying on Rule 144, holder (and any broker retained by holder) shall provide customary representations and warranties (relating exclusively to the applicable aspects of Rule 144, i.e., affiliate status, brokers transaction or
                                ----
volume restrictions) that sales will be made in compliance with Rule 144. The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the initial Underlying Shares Registration Statement is declared effective by the Commission (the "Effective Date"). The Company agrees that, in the event any
                 --------------
Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days after request therefor by the Purchaser, provide the Purchaser with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions upon transfer set forth in this Section.

3.2  Acknowledgment of Dilution.  The Company acknowledges that the issuance of
     --------------------------
the Underlying Shares upon (a) (i) conversion of the Debentures in accordance with the terms of the Debentures, and (ii) exercise of the Warrants in accordance with their terms and (b) conversion of the Additional Debentures and exercise of the Additional Warrants purchasable by the Purchaser pursuant to the Conditional Warrant, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon
(x) conversion of the Debentures in accordance with the terms of the Debentures, and (y) exercise of the Warrants in accordance with their terms, is unconditional and absolute, subject to the limitations set forth herein, in the Debentures or pursuant to the Warrants, regardless of the effect of any such dilution.

3.3  Furnishing of Information.  As long as the Purchaser owns Securities, the
     -------------------------
Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange
Act.   As long as the Purchaser own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchaser to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect and customary and appropriate representations and warranties from Purchaser and its broker (relating exclusively to the applicable aspects of Rule 144, i.e., affiliate
                                                             ----
status, brokers transaction or volume restrictions). Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.4  Integration.  The Company shall not, and shall use its best efforts to
     -----------
ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the NASD.

3.5  Increase in Authorized Shares.   If on any date the Company would be, if a
     -----------------------------
notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures and exercise of the Warrants (the "Current Required Minimum"), in either case, due to the
                      ------------------------
unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as would meet the Current Required Minimum. In connection therewith, the Board of Directors shall
(a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 90th day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase. The Company shall and shall also use its best effort to cause management of the Company to vote all shares of Common Stock held by the Company and management of the Company in favor of all resolutions to increase the authorized stock of the Company required hereunder.

3.6  Reservation and Listing of Underlying Shares.
     --------------------------------------------

     (a) The Company shall (i) in the time and manner required by the NASD and such other exchange, market or quotation system on which the Common Stock is quoted or traded, prepare and file with the NASD (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then quoted or listed for trading) an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for quotation on the OTC Bulletin Board (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such quotation, and the Company shall maintain the quotation of its Common Stock thereon. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Debentures and upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with OTC Bulletin Board (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed), then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

     (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon conversion of the Debentures in full and upon exercise in full of the Warrants in accordance with this Agreement, the Debentures and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

3.7  Conversion and Exercise Procedures.  The Transfer Agent Instructions,
     ----------------------------------
Conversion Notice (as defined in the Debentures) and Notice of Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Debentures and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to convert the Debentures and exercise the Warrants as contemplated in the Debentures and the Warrants (as applicable).

3.8  Limitation on Registration.   Except for (x) Underlying Shares and (y)
     --------------------------
other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Section 6(c) of the Registration Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement, the Company shall not, for a period beginning on the date hereof and ending not less than one hundred eighty (180) days after the latter of the (a) Effective

Date or (b) if Purchaser purchases Additional Debentures in Tranche II, III or IV (as defined in the Registration Rights Agreement) one hundred eighty (180) days after any Subsequent Registration Statement (as defined in the Registration Rights Agreement) in connection with Securities sold in Tranche II, III or IV is declared effective by the Commission, without the prior written consent of the
Purchaser: (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register any securities of the Company. Such one hundred eighty (180) day period shall be extended for the number of days during such period (A) in which trading in the Common Stock is suspended by the NASD or such market or quotation system on which the Common Stock is then listed, or (B) during which the Underlying Shares Registration Statement is not effective, or
(C) during which the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Underlying Shares.

3.9  Certain Securities Laws Disclosures; Publicity.  The Company shall: (i) on
     ----------------------------------------------
the Closing Date issue a press release acceptable to the Purchaser disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchaser promptly after the filing thereof. No such filing or disclosure may be made that mentions the Purchaser by name without the prior consent of the Purchaser. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchaser, except to the extent such disclosure is required by law, in which case the Company shall provide the Purchaser with prior notice of such disclosure. Notwithstanding the foregoing, the Purchaser shall not publicly disclose the name of the Company, or include the name of the Company in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Company, except to the extent such disclosure is required by law, in which case the Purchaser shall provide the Company with prior notice of such disclosure.

3.10 Use of Proceeds.  The Company shall use the net proceeds from the sale of
     ---------------
the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

3.11 Reimbursement. If the Purchaser, other than by reason of its gross
     -------------
negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by, or on behalf of, or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which a Purchaser is a named party, the Company will pay the Purchaser the charges, as reasonably determined by the Purchaser, for the time of any officers or employees of the Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf, of or in right of, the Company in connection with, or as a result of, the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from materially misleading information or failure to state a material fact regarding information supplied by the Purchaser for any use, the gross negligence or willful misconduct of the Purchaser in connection with the transactions contemplated by this Agreement.

3.12 Sales of Additional Shares.  The Company shall not, directly or indirectly,
     --------------------------
without the prior written consent of the Purchaser, offer, sell, offer to sell, contract to sell or otherwise dispose of any of its securities or any security or other instrument convertible into or exchangeable for shares of its capital stock, in each case, for a period beginning on the date hereof and ending two hundred seventy (270) days after the initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement is declared effective by the Commission (the "Lock-Up Period"), except
                                                        --------------
that the Company may (i) issue securities for the aggregate consideration of at least fifteen million dollars ($15,000,000) in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act; (ii) may issue shares of Common Stock which are issued in connection with a bona fide transaction involving the acquisition of another business entity or segment of any such entity by the Company by merger, asset, purchase, stock purchase or otherwise or in connection with a transaction involving a strategic partner provided that the related issuance of Common Stock is at a price which is not less than ten percent (10%) of the Per Share Market Value (as defined in the Initial Debenture) at the time of closing of such transaction; (iii) may issue shares of Common Stock at a price which is not less than eighty percent (80%) of the Per Share Market Value at the time of closing of such issuance, provided that such issuance is at a price of not less than six dollars ($6.00) per share, and provided, further, that the Company may not grant any registration rights in connection with such shares issued in such issuance unless the Registration Statement (as defined in the Registration Rights Agreement) filed by the Company covering the Underlying Shares for the Initial Debentures, Initial Warrants and the Debentures and Warrants purchasable in Tranche I (as defined in the Registration Rights Agreement) pursuant to the Conditional Warrant has been effective for a period of not less than thirty (30) days; (iv) may issue shares of common stock to directors, officers, employees or consultants of the Company for the primary purpose of soliciting or retaining their services in an aggregate amount, together with any New Options (as defined below) vesting or becoming exercisable during the Lock Up Period; not to exceed one hundred ninety thousand nine hundred seventy five (190,975) shares; (v) may issue shares of Common Stock upon the exercise or conversion of currently outstanding options, warrants and other convertible securities and up to one hundred ninety thousand nine hundred seventy five (190,975) shares of Common Stock underlying New Options as provided in clause (vi) below; (vi) may issue options to purchase shares of its Common Stock to its directors, officers, employees and consultants in connection with its existing stock option plans ("New Options"); provided, that one hundred ninety thousand nine hundred seventy five (190,975) shares of Common Stock shall vest or become exercisable; and (vii) may issue Common Stock in connection with a stock split, stock dividend or similar recapitalization of the Company which affects all holders of the Company's Common Stock on an equivalent basis, in each case, without the prior written consent of the Purchaser. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by clause (ii) (or upon the conversion or exercise of other securities that are issued in connection with such transaction) or that were issued in connection with financing, acquisition or other transaction that occurred prior or subsequent to the date of this Agreement to be covered by a Registration Statement that is filed with the Commission or declared effective by the Commission prior to the time that the Debentures and the Warrants and Common Stock issuable upon conversion or exercise thereof are covered by a Registration Statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least one hundred eighty (180) day period during which the Company has not notified the Purchaser that such Registration Statement or the prospectus included in such Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.13 Proxy.  The Company hereby agrees to describe the transaction described in
     -----
this Agreement and the Conditional Warrant in the next proxy (as defined in the Exchange Act) of the Company and to seek and obtain approval from its shareholders to the issuance of Securities pursuant to the transactions described in this Agreement and in the Conditional Warrant, if required under applicable law or by the rules of a securities exchange or market on which the Company's shares of Common Stock are trading or listed for trading.

3.14 Limitations on Short Sales.  The Purchaser agrees that it will not enter
     --------------------------
into any Short Sales (as defined below) from the period commencing on the Closing Date and ending on the second year anniversary of the Closing Date to the extent that a Short Sale on a Trading Day would exceed the greater of fifteen percent (15%) of (i) the trading volume of the Common Stock on such Trading Day and (ii) the average of the trading volume of the Common Stock for the five (5) Trading Days immediately preceding such Trading Day. For purposes of this Section

3.14, a "Short Sale" by the Purchaser shall mean a sale of Common Stock by the
         ----------
Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser, Underlying Shares that are issuable upon conversion of Debentures or exercise of the Warrants held by the Purchaser shall be deemed to be held long by the Purchaser.


                                  ARTICLE IV
                                 MISCELLANEOUS

4.1  Fees and Expenses.  At the Initial Closing, the Company shall reimburse the
     -----------------
Purchaser for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to PCS&F the aggregate amount of thirty thousand dollars ($30,000) for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be paid by the Company at the Initial Closing minus the five thousand dollars ($5,000) previously paid by the Company to PCS&F. Other than the amount contemplated herein, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

4.2  Entire Agreement; Amendments.  The Transaction Documents, together with the
     ----------------------------
Exhibits and Schedules thereto and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3  Notices.  Any and all notices or other communications or deliveries
     -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent postage prepaid for next Business Day delivery by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:     One Voice Technologies, Inc.
                            6333 Greenwich Drive, Suite #240
                            San Diego, California 92122
                            Attention: Dean Weber
                            Fax: (858) 552-4474

     With copies to:        Luce, Forward, Hamilton & Scripps LLP
                            600 West Broadway, Suite #2600
                            San Diego, California 92101
                            Attention: Dennis J. Doucette, Esq.
                            Fax: (619) 232-8311

     If to the Purchaser:   Nevelle Investors LLC
                            WEC Asset Management LLC
                            110 Colabaugh Pond Road
                            Croton-on-Hudson, New York 10520
                            Attention: Ethan Benovitz
                            Fax: (914) 271-0889

     With copies to:        Pryor Cashman Sherman & Flynn LLP
                            410 Park Avenue
                            New York, New York 10022
                            Attention: Mark Saks, Esq.
                            Fax: (212) 326-0806

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

4.4  Amendments; Waivers.  No provision of this Agreement may be waived or
     -------------------
amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.5  Headings.  The headings herein are for convenience only, do not constitute
     --------
a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.6  Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in
Section 3.1(a), the Purchaser may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

4.7  No Third-Party Beneficiaries.  This Agreement is intended for the benefit
     ----------------------------
of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.8  Governing Law. The corporate laws of the State of Nevada shall govern all
     -------------
issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

4.9  Survival. The representations, warranties, agreements and covenants
     --------
contained herein shall survive the Closing for eighteen (18) months following the later of the delivery and conversion or exercise (as the case may be) of the Debentures and the Warrants.

4.10 Execution.  This Agreement may be executed in two or more counterparts, all
     ---------
of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.11 Severability. In case any one or more of the provisions of this Agreement
     ------------
shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.12 Remedies. In addition to being entitled to exercise all rights provided
     --------
herein or granted by law, including recovery of damages, each party will be entitled to specific performance of the obligations of the other party hereto under the Transaction Documents. The Company and the

Purchaser agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.13 Indemnification.
     ---------------

     (a) The Company agrees to indemnify the Purchaser and each officer, director, manager, employee, agent, partner, stockholder, member and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Transaction Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Transaction Documents and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale or issuance of the Initial Debentures, Additional Debentures, Initial Warrants, Additional Warrants or Conditional Warrant by the Company to the Purchaser (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     (b) The Company shall not be obligated to pay any amounts for indemnification under this Section 4.13 for Indemnified Liabilities until the aggregate amount of all Indemnified Liabilities for which indemnification is being or has been sought from an indemnifying party exceeds twenty-five thousand dollars ($25,000) (the "Basket"), in which case all Indemnified Liabilities, including the Basket amount, shall be payable in accordance with the provisions of this Section 4.13; provided, however, that in no event shall the Company have
                      --------  -------
liability for Indemnified Liabilities to the Purchaser under this Section 4.13 in excess of the aggregate purchase price of the securities of the Company purchased by the Purchaser; and provided, further, however, that the foregoing
                                --------  -------  -------
limitations shall not apply to Indemnified Liabilities arising out of a breach of the representations and warranties relating to Environmental Laws. Nothing contained herein shall constitute a waiver by the Purchaser or as a limitation of its rights or remedies against the Company based on fraud or willful misconduct of the Company.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                              COMPANY:

                              ONE VOICE TECHNOLOGIES, INC.



                              By: /s/ Dean Weber
                                 -------------------------
                                 Name:    Dean Weber
                                 Title:  Chief Executive Officer



                              PURCHASER:

                              NEVELLE INVESTORS LCC
                              By:  WEC Asset Management LLC, Manager



                              By:  /s/ Ethan Benovitz
                                 -------------------------
                                 Name:    Ethan Benovitz
                                 Title:  Managing Director

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT A                FORM OF DEBENTURE

EXHIBIT B                FORM OF WARRANT

EXHIBIT C                FORM OF CONDITIONAL WARRANT

EXHIBIT D                FORM OF OPINIONS OF COUNSEL TO COMPANY

EXHIBIT E                FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT F                FORM OF TRANSFER AGENT INSTRUCTIONS



                                 SCHEDULE INDEX
                                 --------------

SCHEDULE 2.1(a)          ORGANIZATION AND QUALIFICATION

SCHEDULE 2.1(c)          CAPITALIZATION

SCHEDULE 2.1(g)          LITIGATION; PROCEEDINGS

SCHEDULE 2.1(l)          CERTAIN FEES

SCHEDULE 2.1(q)          LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE

SCHEDULE 2.1(v)          ABSENCE OF CERTAIN PROCEEDINGS

SCHEDULE 2.1(x)          ENVIRONMENTAL PROTECTION0.23

SCHEDULE 2.1(bb)         RELATED PARTY TRANSACTIONS

                                                                       EXHIBIT A
                                                                       ---------


NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 1                                                                 $500,000

                         ONE VOICE TECHNOLOGIES, INC.
                           5% CONVERTIBLE DEBENTURE
                              DUE OCTOBER 3, 2003

     THIS DEBENTURE is one of a series of duly authorized and issued debentures of One Voice Technologies, Inc., a Nevada corporation, having a principal place of business at 6333 Greenwich Drive, Suite #240, San Diego, California 92122 (the "Company"), designated as its 5% Convertible Debentures, due October 3,
      -------
2003, in the aggregate principal amount of Two Million Dollars ($2,000,000) (the "Debentures"). Certain capitalized terms used in this Debenture have the
 ----------
respective meaning ascribed to them in Section 5 hereof.

     FOR VALUE RECEIVED, the Company promises to pay to Nevelle Investors LLC, a Delaware limited liability company, or its registered assigns (the "Holder"),
                                                                    ------
the principal sum of Five Hundred Thousand Dollars ($500,000), on October 3, 2003 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the
                                   -------------
Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of five percent (5%) per annum, payable on each Conversion Date (as defined herein) and on the Maturity Date, in cash or shares of Common Stock (as defined in Section 5). Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than three (3) Trading Days (as defined in Section 5) prior to each Conversion Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock pursuant to the terms of Section 4(a)(i) (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Conversion Date in shares of Common Stock pursuant to the terms of Section 4(a)(i). Interest shall be calculated on the basis on a 360-day year and shall accrue daily commencing on the Original Issue Date (as defined in Section 5) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person (as defined in Section 5) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue
                                               ------------------
accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of fourteen percent (14%) per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash.

     This Debenture is subject to the following additional provisions:

     Section 1. This Debenture is exchangeable for an equal aggregate principal
     ----------
amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

     Section 2. This Debenture has been issued subject to certain investment
     ----------
representations of the original Holder set forth in the Purchase Agreement (as defined in Section 5) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 5) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3.  Events of Default.
     ----------  -----------------

             (a) "Event of Default", wherever used herein, means any one of the
                  ----------------
following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                 (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, any Debentures within five (5) Business Days of the due date thereof , free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

                 (ii) except as otherwise specified in any other subsection in this Section 3(a), the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (as defined in Section 5), and such failure or breach shall not have been remedied within fifteen (15) Business Days after the date on which notice of such failure or breach shall have been given;

                 (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

               (iv) the Company shall default and such default shall remain uncured or is not waived for fifteen (15) Business Days, in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding an aggregate of one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

               (v) the Common Stock is suspended from being quoted on the OTC Bulletin Board without resuming trading and/or being relisted thereon or listed on the New York Stock Exchange, American Stock Exchange, Nasdaq SmallCap Market or Nasdaq National Market (each, a "Subsequent Market") or
                                                         -----------------
     having such suspension lifted, in either case, for more than the lesser of ten (10) consecutive Trading Days or an aggregate of fifteen (15) Trading Days (which need not be consecutive Trading Days);

               (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 5), shall agree to sell or dispose all or in excess of one-half (1/2) of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares (as defined in Section 5));

               (vii)  an Underlying Shares Registration Statement (as defined in
     Section 5) shall not have been declared effective by the Commission (as defined in Section 5) by the one hundred eightieth (180th) day after the Original Issue Date;

               (viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement (as defined in Section 5)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than the lesser of ten
     (10) consecutive Trading Days or an aggregate of fifteen (15) Trading Days (which need not be consecutive Trading Days) provided such occurrence is not caused by Holder as a result of Section 4(a)(iii) of this Debenture;


               (ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the one hundred eightieth (180th) day after the Original Issue Date, which shall be covered by Section 3(a)(vii));

               (x) the Company shall fail for any reason to deliver certificates to a Holder prior to the tenth (10th) day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

               (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within seven (7) days after notice is delivered hereunder.

          (b) During the time that any portion of this Debenture remains outstanding, if any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 5) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder within thirty (30) days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Per Share Market Value (as defined in Section 5) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of fourteen percent (14%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law), accrued daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Underlying Shares for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 4.  Conversion.
     ----------  ----------

             (a) (i)   Conversion at Option of Holder. (A) This Debenture shall
                       ------------------------------
be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4(a)(iii) hereof). The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by adding the sum of (i) the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and (y) the Conversion Price (as defined herein), and (ii) the amount equal to the quotient obtained by dividing (I) the product of (x) the outstanding principal amount of this Debenture to be converted by (y) the product of (1) the quotient obtained by dividing .05 by 360 and (2) the number of days for which such principal amount was outstanding, by (II) the Conversion Price on the Conversion Date (For example, assuming two million dollars ($2,000,000) of Debentures are outstanding for seven hundred twenty (720) days and the conversion price is ten dollars ($10.00) per share that would result in 220,000 shares of Common Stock (2,000,000/10) + ([(2,000,000) (.05/360) (720)]/10)),
provided, that if the Company shall have timely elected to pay the interest due
--------
on a Conversion Date in cash pursuant to the terms hereof, subsection (ii) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

                 (B) Notwithstanding anything to the contrary contained herein, if on any Conversion Date:

                 (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock;

                 (2) after the Interest Effectiveness Date (as defined in
     Section 5) the number of shares of Common Stock issuable pursuant to
     Section 4(a)(i)(A) above (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 5), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the shares of Common Stock are permitted by the Holder to be delivered under this clause (2) prior to the Effectiveness Date (as defined in the Registration Rights Agreement) and thereafter an Underlying Shares Registration Statement shall be declared effective by the Commission, the Company shall, within three (3) Trading Days after the date of such declaration of effectiveness, exchange such shares for shares of Common Stock that are free of restrictive legends of any kind);

               (3) the Common Stock is not listed or quoted on the OTC Bulletin Board or on a Subsequent Market; or

               (4) the Company has failed to timely satisfy its conversion obligations hereunder;

               then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to Section 4(a)(i)(A)(ii), shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of (a) the outstanding principal amount of the Debentures to be converted on such Conversion Date and (b) the product of
(x) the quotient obtained by dividing .05 by 360 and (y) the number of days for which such principal amount was outstanding.

               (C) The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") to the
                                     ---------     -----------------
Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted, the applicable Conversion Price as of the Conversion Date and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date"). If no Conversion Date is specified in a Conversion Notice,
 ---------------
the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

               (ii)  Automatic Conversion to shares of Common Stock. Subject to
                     ----------------------------------------------
the provisions in this paragraph, the principal amount of Debentures for which conversion notices have not previously been received or for which prepayment has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date (the "Automatic Conversion Date")
                                                   -------------------------
pursuant to Section 4(a)(i), at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur if (a) (1) an Underlying Securities Registration Statement is not then effective that names the Holder as a selling stockholder thereunder and (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144 promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel, reasonably acceptable to the Company, and the transfer agent for the Common Stock; or (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion. Notwithstanding anything herein to the contrary, the Automatic Conversion Date shall be extended (on a day-for-day basis) for any Trading Days that the Holder is unable to resell Underlying Shares due to (a) the Common Stock not being listed or quoted for trading on the OTC Bulletin Board or any Subsequent Market, (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission or, if so declared, to remain effective during the Effectiveness Period as to all Underlying Shares, or (c) the suspension of the Holder's right to resell Underlying Shares thereunder. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 4(a)(iii).

               (iii)   Certain Conversion Restrictions.
                       --------------------------------

                       (A) A Holder may not convert Debentures or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 5) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interests on, Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Debentures are convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                       (B) A Holder may not convert Debentures or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 5) and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company.

                       (C) If the Common Stock is then listed for trading on the Nasdaq SmallCap Stock Market or the Nasdaq National Market, NASD Rules 4310(c)(25)(H)(i) or 4460(i)(l) are applicable and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of two million five hundred thirty four thousand eighty five (2,534,085) shares of Common Stock (which equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the closing of transactions set forth in the Purchase Agreement) upon conversions of Debentures or as payment of interest thereon in shares of Common Stock less the sum of shares of Common Stock issued upon the exercise of Warrants (as defined in the Purchase Agreement) issued to the Holders (such number of shares, the "Issuable Maximum"). If on any
                                         ----------------
Conversion Date (a) the Common Stock is listed for trading on the Nasdaq SmallCap Stock Market or the Nasdaq National Market, (b) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures and as payment of interest thereon in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of Debentures and as payment of interest thereon, would exceed the Issuable Maximum, and (c) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the
                   --------------------
applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a conversion of a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Principal"), the
                                                     ----------------
converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the sixtieth (60th) day after such request, or (2) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount for the Excess Principal. If the converting Holder shall have elected the first option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the sixtieth (60th) day after such request, then within three (3) days of the later to occur of such sixtieth (60th) day or the date of the request therefor, the Company shall pay cash to the converting Holder an amount equal to the Mandatory Prepayment Amount for the Excess Principal. If the Company fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within seven (7) days of the date payable, the Company will pay interest thereon at a rate of fourteen percent (14%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. It is understood and agreed that shares of Common Stock delivered to and held by the Holder or one or more of its affiliates on account of conversion hereunder may not cast votes on the matter of Shareholder Approval. Shares delivered on account of conversion hereunder and not held by the Holder or its affiliates may cast votes on the matter of Shareholder Approval.

          (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by
Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to the limitations set forth in Section 4(a)(iii) hereof), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted, and
(iii) a bank check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash), provided,
                                                                    --------
that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an affidavit relating to such loss in form reasonably satisfactory to the Company and agrees to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third (3/rd/) Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                    (ii) If the Company fails to deliver to the Holder or its agent such certificate or certificates pursuant to Section 4(b)(i) by the third (3/rd/) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, five thousand dollars ($5,000) for each one hundred thousand dollars ($100,000) principal amount of Debentures so delivered for conversion pursuant to the Conversion Notice for each Trading Day after such third (3/rd/) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the third (3/rd/) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                    (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the third (3/rd/) Trading Day after the Conversion Date, and if after such third (3/rd/) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in
                                   ------
cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under
Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause
(A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

          (c)       (i)  The conversion price (the "Conversion Price") in
                                              ----------------
effect on any Conversion Date shall be the lesser of (1) nine dollars seventy six cents ($9.76) (the "Initial Conversion Price"), and (2) the average of the
                        ------------------------
lowest seven (7) Per Share Market Values (which need not occur on consecutive Trading Days) during the fifty (50) Trading Days immediately preceding the applicable Conversion Date (which may include Trading Days prior to the Original Issue Date), provided, that such fifty (50) Trading Day period shall be extended
             --------
for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by the OTC Bulletin Board or a Subsequent Market on which the Common Stock is then listed, or (B) after the Effectiveness Date (as defined in the Registration Rights Agreement), the Underlying Shares Registration Statement is either not effective or the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.

                    (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                    (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                    (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while Debentures are outstanding, shall issue shares of Common Stock or rights, warrants, options, other than to employees of the Company as previously approved by the Holder pursuant to Section 3.12 of the Purchase Agreement, or other securities or debt that are convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person (other than all
               ------------------------
Holders) to acquire shares of Common Stock at a price per share less than the Initial Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Initial Conversion Price, such issuance shall be deemed to have occurred for less than the Initial Conversion Price), then the Initial Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Initial Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that
          --------
are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents; and provided further that, that the Initial Conversion Price shall not be so adjusted as a result of the Conversion Price for any Holder being at any time less than the Initial Conversion Price. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Initial Conversion Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised.

                    (v) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with
Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                    (vii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in either the Conversion Price or the Initial Conversion Price shall be required if such adjustment is less than $0.01, provided, however, that any
                                                   --------
adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                    (viii) Whenever either the Initial Conversion Price or the Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Initial Conversion Price or Conversion Price (as applicable) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (ix) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the
                                                         --------
failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the twenty
(20) day period commencing the date of such notice of the event triggering such notice.

                    (x) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half (1/2) of the assets of the Company (on an as valued basis) in one or a series of related transactions, a Holder shall have the right to (A) if permitted under Section 3(b) hereof, exercise its rights of prepayment under Section 3(b) with respect to such event, (B) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate principal amount of Debentures then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein and the agreements pursuant to which the Debentures were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue in accordance with the terms and conditions of the Debentures, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 6333 Greenwich Drive, Suite #240, San Diego, California 92122, Facsimile No.: (858) 552-4474, attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.
Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) and confirmation of delivery has been received, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

     Section 5.  Definitions.  For the purposes hereof, the following terms
     ----------  -----------
shall have the following meanings:

          "Business Day" means any day except Saturday, Sunday and any day which
           ------------
shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other government action to close.

          "Change of Control Transaction"  means the occurrence of any of (i) an
           -----------------------------
acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of one-half (1/2) of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger or consolidation of the Company with or into another entity that is not wholly-owned by the Company pursuant to which the Company is not the surviving company, (iv) sale of fifty percent (50%) or more of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means the common stock, $.001 par value per share, of
           ------------
the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Debentures" means any debentures issued by the Company pursuant to or
           ----------
in connection with the Purchase Agreement and Conditional Warrant (as defined in the Purchase Agreement).

          "Effective Date" shall mean the date that an Underlying Shares
           --------------
Registration Statement is declared effective by the Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Interest Effectiveness Date" means the earlier to occur of (x) the
           ---------------------------
Effectiveness Date and (y) the Effective Date.

          "Mandatory Prepayment Amount" for any Debentures shall equal the sum
           ---------------------------
of (i) the greater of (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Per Share Market Value on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "Original Issue Date" shall mean the date of the first issuance of the
           -------------------
Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "Per Share Market Value" means on any particular date (a) the closing
           ----------------------
bid price per share of Common Stock on such date on the OTC Bulletin Board, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or on a Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the OTC Bulletin Board or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the OTC Bulletin Board or a Subsequent Market, then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (c) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

          "Person" means a corporation, an association, a partnership,
           ------
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Securities Purchase Agreement, dated as
           ------------------
of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Trading Day" means a Business Day on which the shares of Common Stock
           -----------
are quoted on the OTC Bulletin Board for trading or on such Subsequent Market on which the shares of Common Stock are then traded, listed or quoted, or if the shares of Common Stock are not listed on the OTC Bulletin Board or a Subsequent Market, then Trading Day shall mean any day which is a Business Day.

          "Transaction Documents" shall have the meaning set forth in the
           ---------------------
Purchase Agreement.

          "Underlying Shares" means the shares of Common Stock issuable upon
           -----------------
conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "Underlying Shares Registration Statement" means a registration
           ----------------------------------------
statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

     Section 6.  Except as expressly provided herein, no provision of this
     ----------
Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in United States Dollars. This Debenture is a direct obligation of the Company. This

Debenture ranks pari passu with all other Debentures now or hereafter issued
                ---- -----
under the terms set forth herein. As long as there are Debentures outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders;
(ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or
(iii) enter into any agreement with respect to any of the foregoing. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 14 hereof.

     Section 7.  This Debenture shall not entitle the Holder to any of the
     ----------
rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section 8.  If this Debenture shall be mutilated, lost, stolen or
     ----------
destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     Section 9.  No indebtedness of the Company is senior to this Debenture in
     ----------
right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

     Section 10. This Debenture shall be governed by and construed in
     -----------
accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     Section 11. Any waiver by the Company or the Holder of a breach of any
     -----------
provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     Section 12.   If any provision of this Debenture is invalid, illegal or
     -----------
unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

     Section 13.  Whenever any payment or other obligation hereunder shall be
     -----------
due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     Section 14.
     ----------

     (a) In the event that the Per Share Market Value of the Common Stock is greater than two (2) times the Initial Conversion Price during each of the fifteen (15) consecutive Trading Days following the effectiveness of the Registration Statement and such Registration Statement is at all times during such fifteen (15) day period effective, the Company shall thereafter have the right, exercisable at any time upon delivery of seven (7) Business Days' prior written notice (a "Redemption Notice") to the Holder, to redeem all or any
                   -----------------
portion of the Debentures, at a price equal to the Optional Redemption Price (as defined below) on the date specified in the Redemption Notice (the "Redemption
                                                                    ----------
Date").  The entire Optional Redemption Price shall be paid in currently
----
available funds. Notwithstanding anything herein contained to the contrary, the Holder may convert the Debentures, including Debentures subject to a Redemption Notice given pursuant to this Section 14(a), during the period from the date of such Redemption Notice through the Redemption Date.

     (b) If any portion of the Optional Redemption Price shall not be paid by the Company within two (2) days after the Redemption Date, interest shall accrue thereon at the rate of fourteen percent (14%) per annum until the Optional Redemption Price plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price remains unpaid after the date due, the Holder subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either (i) demand conversion of all or any portion of the Debentures for which such Optional Redemption Price, plus interest thereof, has not been paid in full (the "Unpaid Principal"), in which
                                                  ----------------
event the applicable Conversion Price for such shares shall be the lower of the Conversion Price calculated on the date the Optional Redemption Price was originally due and the Conversion Price as of the Holder's written demand for conversion which shall be applied to the increased amount of Unpaid Principal for such conversion, or (ii) invalidate ab initio such redemption,
                                        ---------
notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, notwithstanding anything herein contained to the contrary, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Principal subject to such Holder's conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) days from receipt of Holder's notice of such election, return to the Holder the original Debenture and the Holder shall return in United States Dollars to the Company by wire transfer all amounts paid by the Company to the Holder in connection with such redemption within two (2) days of the notice of such election which shall be a condition precedent to the Company's obligation to return the original Debenture to the Holder and the effectiveness of Holder's election under option (ii) above.

     (c)  The "Optional Redemption Price" shall equal the sum of (i) the
               -------------------------
principal amount of Debentures to be redeemed, and (ii) all interest and other amounts, costs, expenses and liquidated damages due in respect of such Debentures.



      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.



                              ONE VOICE TECHNOLOGIES, INC.



                              By:____________________________________
                                 Name:  Dean Weber
                                 Title:  Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

                                 NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of common stock, $.001 par value per share (the "Common Stock"), of One Voice Technologies, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

In connection with this conversion, Holder hereby represents and warrants that Holder is not an affiliate of the Company, nor has Holder been an affiliate of the Company during the ninety (90) days preceding this conversion.

Conversion calculations:      _____________________________________________
                              Date to Effect Conversion

                               _____________________________________________
                              Principal Amount of Debentures to be Converted

                              _____________________________________________
                              Number of shares of Common Stock to be Issued

                              _____________________________________________
                              Applicable Conversion Price

                              ______________________________________________
                              Signature

                              ______________________________________________
                              Name

                              _______________________________________________
                              Address

                                                                       EXHIBIT B
                                                                       ---------


NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                                                            --------------
AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OR THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.


                         ONE VOICE TECHNOLOGIES, INC.

                                    WARRANT

Warrant No.1                                              Dated: October 3, 2000


     One Voice Technologies, Inc., a Nevada corporation (the "Company"), hereby
                                                              -------
certifies that, for value received, Nevelle Investors LLC, a Delaware limited liability company, or its registered assigns ("Holder"), is entitled, subject to
                                               ------
the terms set forth below, to purchase from the Company up to a total of two hundred thirty one thousand eight hundred eighty four (231,884) shares of common stock, $.001 par value per share (the "Common Stock"), of the Company (each such
                                       ------------
share, a "Warrant Share" and all such shares, the "Warrant Shares"), at an
                                                   --------------
exercise price equal to nine dollars seventy six cents ($9.76) per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at
                                                          --------------
any time and from time to time from and after the date hereof and through and including October 3, 2005 (the "Expiration Date"), and subject to the following
                                ---------------
terms and conditions:

          1.  Registration of Warrant.  The Company shall register this warrant
              -----------------------
(the "Warrant"), upon records to be maintained by the Company for that purpose
      -------
(the "Warrant Register"), in the name of the record Holder hereof from time to
      ----------------
time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

          2.  Registration of Transfers and Exchanges.
              ---------------------------------------

              (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of
                                       -----------
this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

               (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company at its address for notice set forth in
Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

          3.   Duration and Exercise of Warrants.
               ---------------------------------

          (a) This Warrant shall be exercisable by the registered Holder on any Business Day (as defined below) before 6:30 P.M., Eastern Time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., Eastern Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant without the prior written consent of the Holder. For purposes of this Warrant, "Business Day" shall mean any day except Saturday, Sunday and any day
          ------------
which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other government action to close

          (b) Upon delivery of a duly completed and signed Form of Election to Purchase attached hereto to the Company at its address for notice set forth in
Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than three (3) Business Days after the Date of Exercise (as defined below)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except
(i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been
                       --------------
issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

               A  "Date of Exercise" means the date on which the Company shall
                   ----------------
have received (i) the Form of Election to Purchase attached hereto (or attached to received (i) the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

               (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue, or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          4.   Piggyback Registration Rights.  During the Effectiveness Period
               -----------------------------
(as defined in the Registration Rights Agreement, of even date herewith, between the Company and the original Holder), the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than twenty (20) days notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

          5.   Payment of Taxes.  The Company will pay all documentary stamp
               ----------------
taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

          6.   Replacement of Warrant.  If this Warrant is mutilated, lost,
               ----------------------
stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

          7.   Reservation of Warrant Shares.  The Company covenants that it
               -----------------------------
will at all times reserve and keep available out of the aggregate of its authorized but unissued Common

Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

          8.   Certain Adjustments.  The Exercise Price and number of Warrant
               -------------------
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

               (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification or share exchange.

          (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").
                                             ---------

          (d) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents"), entitling any person or
                         ------------------------
entity (other than all Holders) to acquire shares of Common Stock at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable
--------
upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents; and provided further, that the Exercise Price shall not be so
                 -------- -------
adjusted as a result of the Exercise Price for any Holder being at any time less than the Exercise Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Exercise Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised.

          (e) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half (1/2) of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

          (f) For the purposes of this Section 8, the following clauses shall also be applicable:

               (i)  Record Date.  In case the Company shall take a record of the
                    -----------
holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Treasury Shares.  The number of shares of Common Stock
                    ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (g) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (h) Whenever the Exercise Price is adjusted pursuant to Section 8(c) above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

               (i)  If:  (i)   the Company shall declare a dividend (or any
                               other distribution) on its Common Stock; or

                         (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                         (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                         (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                         (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any
               --------  -------
defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          9.   Payment of Exercise Price.  The Holder shall pay the Exercise
               -------------------------
Price in one of the following manners:

               (a)  Cash Exercise.  The Holder may deliver immediately available
                    -------------
funds; or
               (b)  Cashless Exercise.  At any time after one (1) year from the
                    -----------------
original issuance date of the Warrant if the registration statement required to be filed pursuant to the Registration Rights Agreement in connect with the Warrant Shares is not effective then, the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                    X = Y ((A-B)/A)
     where:
                    X = the number of Warrant Shares to be issued to the Holder.

                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                    A = the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the original issue date.

          10.  Certain Exercise Restrictions. (a)   A Holder may not exercise
               -----------------------------
this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.999% of the
 ------------
then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

          (b) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company.

          (c) If the Common Stock is then listed for trading on the Nasdaq SmallCap Stock Market or the Nasdaq National Market, NASD Rules 4310(c)(25)(H)(i) or 4460(i)(l) are applicable and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of two million five hundred thirty four thousand eighty five (2,534,085) shares of Common Stock (which equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the closing of transactions set forth in the Purchase Agreement) upon exercise of this Warrant less the sum of shares of Common Stock issued upon the conversion of Debentures (as defined in the Purchase Agreement) issued to the Holders (such number of shares, the "Issuable
                                                                       --------
Maximum").  If on any Date of Exercise (a) the Common Stock is listed for
-------
trading on the Nasdaq SmallCap Stock Market or the Nasdaq National Market, (b) the Exercise Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of this Warrant in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of Debentures and as payment of interest thereon and exercise of Warrants and owned by the Holder, would exceed the Issuable Maximum, and (c) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules
      --------------------
and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting exercise of a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the Warrant then held by such Holder for which a conversion in accordance with the Exercise Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Shares"), the Company shall use its best efforts to obtain the
 -------------
Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the sixty (60) day after such request. It is understood and agreed that shares of Common Stock delivered to and held by the Holder or one or more of its affiliates on account of exercise hereunder may cast votes on the matter of Shareholder Approval. Shares not deliverable on account of exercise hereunder and not held by the Holder or its affiliates may not cast votes on the matter of Shareholder Approval.

          11.  Fractional Shares.  The Company shall not be required to issue or
               -----------------
cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction or issue one additional shares for such fraction.

          12.  Notices.  Any and all notices or other communications or
               -------
deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, provided that a copy is sent postage prepaid by nationally recognized overnight courier service or United States certified mail return receipt requested, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, provided that a copy is sent postage prepaid by nationally recognized overnight courier service or United States certified mail return receipt requested, (iii) the Business Day following the date of mailing, if sent postage prepaid for next day delivery by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 6333 Greenwich Drive, Suite #230, San Diego, California 92122, Facsimile No.: (858) 552-4474, attention Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

          13.  Warrant Agent.  The Company shall serve as warrant agent under
               -------------
this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

          14.  Miscellaneous.
               -------------

               (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

               (b) Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

               (c) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

               (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

               (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                         ONE VOICE TECHNOLOGIES, INC.


                         By: __________________________________
                             Name: Dean Weber
                             Title: Chief Executive Officer

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  One Voice Technologies, Inc.

     The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of One Voices Technologies, Inc. (the "Common Stock") and , if such Holder is not utilizing the cashless exercise
      ------------
provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     In connection with this Election to Purchase, Holder hereby represents and warrants that Holder is not an affiliate of the Company, nor has Holder been an affiliate of the Company during the ninety (90) days preceding this Election to Purchase.

     The Exercise Price applicable to the purchase hereunder equals $__________.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                             PLEASE INSERT SOCIAL SECURITY  OR
                                             TAX IDENTIFICATION NUMBER

                                             ___________________________________

________________________________________________________________________________
                        (Please print name and address)

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

________________________________________________________________________________
                        (Please print name and address)
________________________________________________________________________________

________________________________________________________________________________

Dated: ______ , _____             Name of Holder:

                                    (Print) ____________________________________

                                    (By:) ______________________________________
                                    (Name:)
                                    (Title:)
                                    (Signature must conform in all respects to
                                    name of holder as specified on the face of
                                    the Warrant)

                              FORM OF ASSIGNMENT
                              ------------------

          [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of One Voice Technologies, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of One Voice Technologies, Inc. with full power of substitution in the premises.

Dated:

______________ , ____


                             _______________________________________
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                             _______________________________________
                             Address of Transferee

                             _______________________________________

                             _______________________________________



In the presence of:


__________________________

                                                                       EXHIBIT C
                                                                       ---------

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                                                            --------------
AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OR THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.


                         ONE VOICE TECHNOLOGIES, INC.


                      CONDITIONAL WARRANT TO PURCHASE 5%
                            CONVERTIBLE DEBENTURES
                     AND WARRANTS TO PURCHASE COMMON STOCK

                The Transferability of this Conditional Warrant
                    Is Restricted as Provided in Section 2.

Void after October 3, 2001        Right to Purchase up to $8,000,000 principal
                                  amount of 5% Convertible Debentures and
                                  Warrants to Purchase Shares of Common Stock

                                   PREAMBLE

     One Voice Technologies, Inc. (the "Company"), a Nevada corporation, hereby
                                        -------
certifies that, for value received, Nevelle Investors LLC, a Delaware limited liability company, or its registered assigns (hereinafter, the "Registered
                                                                ----------
Holder"), is, subject to the terms set forth herein, entitled to purchase from
------
the Company at any time or from time to time beginning on the date hereof and ending at 5:00 P.M. New York time, on the date one (1) year from the date hereof (the "Expiration Time") up to (i) eight million dollars ($8,000,000) principal
      ---------------
amount of the Company's 5% Convertible Debentures (the "Additional Debentures")
                                                        ---------------------
substantially in the form of Exhibit A to the Securities Purchase Agreement (as
                             ---------
defined below) and (ii) warrants (the "Additional Warrants") to puchase an
                                       -------------------
amount of shares of common stock, par value $.001 per share (the "Common Stock")
                                                                  ------------
determined in accordance with Section 3.4 hereof. For purposes of this warrant
                              -----------
(the "Conditional Warrant") the aggregate price payable by the Registered Holder
      -------------------
for the Additional Debentures and the Additional Warrants, being purchased on the applicable Conditional Closing Date (as defined below) shall be equal to the principal amount of Additional Debentures being purchased on such date and is referred to herein as the "Purchase Price".
                           --------------

     Subject to the terms set forth herein from time to time, beginning sixty
(60) days after the date on which the initial Registration Statement (as defined in Registration Rights Agreement as defined below) covering the Securities is declared effective by the Commission and ending at the Expiration Time and provided that the Per Share Market Value on the date of delivery of the Conditional Exercise Notice is greater than ten dollars ($10.00), at the election of the Company upon delivery of a Conditional Exercise Notice to the Registered Holder, the Registered Holder shall at any time or from time to time before the Expiration Time be required to exercise this Conditional Warrant and purchase in four (4) separate tranches (each a "Tranche" and referred to as
                                                -------
Tranche I, Tranche II, Tranche III, Tranche IV)  each up to two million dollars
---------  ----------  -----------  ----------
($2,000,000) principal amount of Additional Debentures and Additional Warrants to purchase shares of Common Stock in accordance with Section 3.4 attached
                                                      -----------
hereto up to a maximum aggregate principal amount of eight million dollars ($8,000,000) of Additional Debentures and Additional Warrants to purchase shares of Common Stock in accordance with Section 3.4 hereof, at the Purchase Price for
                                   -----------
each tranche set forth on Schedule I attached hereto; provided, that, the
                          ----------
Registered Holder shall not be required to exercise and purchase any such Additional Debentures or Additional Warrants if at any time from and after the delivery to the Registered Holder of the Conditional Exercise Notice through the applicable Conditional Closing Date (as defined below) (the "Interim Period")
                                                             --------------
any of the Closing Conditions (as defined below) shall not have been satisfied; and provided further that the Company shall not be entitled to exercise this Conditional Warrant with respect to any additional tranche listed on Schedule 1
                                                                     ----------
to the extent that the Company has failed to exercise this Conditional Warrant with respect to a previous tranche listed on Schedule 1.
                                             ----------

     This is the Conditional Warrant to purchase up to a maximum aggregate principal amount of eight million dollars ($8,000,000) of Additional Debentures and Additional Warrants to purchase shares of Common Stock issued pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated
                                        -----------------------------
as of October 3, 2000, by and between the Company and Nevelle Investors LLC.
The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of this Conditional Warrant. A copy of the Securities Purchase Agreement, including the Exhibits thereto, may be obtained by any Registered Holder of the Conditional Warrant from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, including the Exhibits thereto.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a)  The term "Closing Conditions" shall mean the conditions set forth in
                    ------------------
Section 5 hereof.

     (b)  The term "Company" includes any corporation which shall succeed to or
                    -------
assume the obligations of the Company hereunder.

     (c)  The term the "Conditional Exercise Notice" shall mean a written notice
                        ---------------------------
delivered not less than ten (10) Business Days nor more than twenty (20) Business Days prior to the Conditional Closing Date which sets forth the principal amount of the Additional Debentures to be purchased on the Conditional Closing Date.

     (d)  The term the "Conditional Closing Date" shall mean the date specified
                        ------------------------
in a duly delivered Conditional Exercise Notice.

     (e)  The term "Major Transaction" shall be deemed to have occurred at such
                    -----------------
time as any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) pursuant to migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which the Company is the surviving entity and holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power necessary to elect a majority of the members of the board of directors of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than thirty percent (30%) of the outstanding shares of Common Stock.

     (f)  The term "Material Adverse Change" means any change, event, result or
                    -----------------------
happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (g)  The term "Other Securities" refers to any class of shares (other than
                    ----------------
Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Conditional Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Conditional Warrant, in lieu of or in addition to the Additional Debentures and Additional Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Additional Debentures or Additional Warrants or Other Securities.

     (h)  The term "Per Share Market Value" means on any particular date (a) the
                    ----------------------
closing bid price per share of Common Stock on such date on the OTC Bulletin Board as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices or on a Subsequent Market (as defined in the Initial Debenture) on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the OTC Bulletin Board or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the OTC Bulletin Board or a Subsequent Market, then the average of the "Pink Sheet" quotes for the relevant conversion
                                 ----------
period, as determined in good faith by the Holder, or (c) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

     (i)  The term "Registration Rights Agreement" means that certain
                    -----------------------------
registration rights agreement by and between the Registered Holder and the Company dated as of the date hereof.

     (j)  The term "Tranche" shall mean one of the tranches set forth on
                    -------
Schedule 1 attached hereto and the term "Tranche Period" shall mean one of the
----------                               --------------
tranche periods described on Schedule 1 attached hereto.
                             ----------

     (k)  The term "Triggering Event" shall be deemed to have occurred at such
                    ----------------
time as any of the following events: (i) the failure of the initial Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement); (ii) while the initial Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the initial Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Additional Debentures for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holders of Registrable Securities; (iii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five
(5) consecutive days; (iv) the Company's notice to any holder of Debentures, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of Debentures into shares of Common Stock; (v) if the Per Share Market Value shall be less than ten dollars ($10.00) per share at any time during the Interim Period; (vi) the Company's stockholders shall not have authorized and approved the transactions contemplated by the Securities Purchase Agreement and this Conditional Warrant in accordance with applicable law if so required; (vii) a material breach by the Company of any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby; or (viii) if Dean Weber is no longer employed by the Company in the position which he served the Company on the Initial Closing Date.

1.   Registration Rights.

     The rights of the holder of this Conditional Warrant to register the shares of Common Stock issuable upon conversion of the Additional Debentures purchasable hereunder and the shares of Common Stock issuable upon exercise of the Additional Warrants purchasable hereunder (such shares of Common Stock, the "Underlying Shares") shall be as stated in the Registration Rights Agreement,
 -----------------
which agreement is Exhibit E to the Securities Purchase Agreement.
                   ---------

2.   Restricted Stock.

     If, at the time of any transfer or exchange of this Conditional Warrant or any Additional Debentures or Additional Warrants issuable upon exercise of this Conditional Warrant (other than a transfer or exchange not involving a change in the beneficial ownership of this Conditional Warrant or any Additional Debentures or Additional Warrants, as applicable), such Conditional Warrant, such Additional Debentures or such Additional Warrants shall not be registered under the Securities Act, and the Company's obligation to transfer such Conditional Warrant, such Additional Debentures or such Additional Warrants shall be subject to the provisions of Section 3.1 of the Securities Purchase Agreement.

3. Exercise of Conditional Warrant and Issuance of Additional Debentures and Additional Warrants.

     3.1. Exercise in Full with respect of an Applicable Tranche.  During each
          ------------------------------------------------------
applicable Tranche Period, the holder of this Conditional Warrant may, and shall on the Conditional Closing Date, provided the Conditional Exercise Notice is given and the Closing Conditions are satisfied as required below, exercise this Conditional Warrant in full with respect to all two million dollars ($2,000,000) in principal amount of Additional Debentures and the related Additional Warrants for the applicable Tranche by surrendering this Conditional Warrant, with the form of Election to Purchase attached hereto as Annex A hereof duly executed by such Registered
                            -------
Holder or the Company, as applicable, to the Company in the manner set forth in
Section 12 hereof. On the applicable Conditional Closing Date, subject to the provisions of Section 2 hereof, the Registered Holder shall deliver currently available funds to the order of the Company, in the amount equal to two million dollars ($2,000,000) and the Company, at its expense, will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Conditional Warrant or Conditional Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants equal to the number of shares of Additional Debentures and Additional Warrants called for on the face of this Conditional Warrant minus the number of such Additional Debentures and Additional Warrants designated in the applicable Conditional Exercise Notice.

     3.2. Partial Exercise with respect of an Applicable Tranche. During each
          ------------------------------------------------------
applicable Tranche Period, the holder of this Conditional Warrant may, and shall on the Conditional Closing Date, provided the Conditional Exercise Notice is given and the Closing Conditions are satisfied as required below, exercise this Conditional Warrant in part in an amount of at least one million dollars ($1,000,000) in principal amount of Additional Debentures by surrendering this Conditional Warrant, with the form of Election to Purchase attached hereto as Annex A hereof duly executed by such Registered Holder or the Company, as
-------
applicable, to the Company in the manner set forth in Section 12 hereof. On the applicable Conditional Closing Date in connection with such partial exercise, subject to the provisions of Section 2 hereof, the Registered Holder shall deliver currently available funds to the order of the Company in the amount of the applicable Purchase Price and the Company, at its expense, will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Conditional Warrant or Conditional Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants equal to the number of shares of Additional Debentures and Additional Warrants called for on the face of this Conditional Warrant minus the number of such Additional Debentures and Additional Warrants designated in the applicable Conditional Exercise Notice.

     3.3. Company Acknowledgment.  The Company will, at the time of the
          ----------------------
exercise, exchange or transfer of this Conditional Warrant, upon the request of the Registered Holder hereof, acknowledge in writing its continuing obligation to afford to such Registered Holder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Registered Holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Conditional Warrant, provided that if the Registered Holder of this Conditional Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Registered Holder or transferee any such rights.

     3.4. Conditional Warrant to Purchase Common Stock.  Within three (3)
          --------------------------------------------
Business Days of the applicable Conditional Closing Date, the Company shall issue to the Registered Holder a Warrant substantially in the form of Exhibit B to the Securities Purchase Agreement to purchase such number of shares of Common Stock as shall equal the product of (x) thirty percent (30%) and (y) the quotient of the Purchase Price paid by the Registered Holder on such Conditional Closing Date divided by the Per Share Market Value on the trading day prior to such Conditional Closing Date.

4. Delivery of Debenture upon Exercise. Following the exercise of this Conditional Warrant in full or in part, within the time periods and in the manner provided by the Transfer Agent Instructions, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a Debenture substantially in the form of Exhibit A
                                                                     ---------
to the Securities Purchase Agreement to which such Registered Holder shall be entitled on such exercise.

5. Closing Conditions. Notwithstanding anything herein to the contrary, the Company shall not be permitted to deliver a Conditional Exercise Notice, nor shall the Registered Holder be required to exercise and purchase on a Conditional Closing Date any Additional Debentures and Additional Warrants unless in either case each of the following conditions is satisfied: (i) the initial Registration Statement shall have been declared effective and shall remain effective for a period of at least sixty (60) days and at all times during the applicable Interim Period; (ii) the Per Share Market Value for the Common Stock shall not be less than ten dollars ($10.00) per share; (iii) during the period beginning on the original issue date of this Conditional Warrant and ending on and including the applicable Conditional Closing Date, there shall not have occurred (A) a public announcement of a Major Transaction which has not been abandoned or terminated, (B) a Triggering Event or (C) a Material Adverse Change; (iv) at all times during the period beginning on the original issue date of this Conditional Warrant and ending on and including the applicable Supplemental Closing Date, the Common Stock shall have been designated on the OTC Bulletin Board or Subsequent Market and shall not have been suspended from quoting, listing or trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock from so trading; (v) the Company's Articles of Incorporation and By-laws as amended shall be in full force and effect and shall not have been amended since the original issue date of this Conditional Warrant; (vi) the representations and warranties of the Company in the Securities Purchase Agreement shall be true and correct as of the date when made and as of the applicable Conditional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Conditional Closing Date (and the Registered Holder of this Conditional Warrant shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Conditional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such holder); (vii) as of the applicable Conditional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, the sum of (a) two (2) times the sum of (x) maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Debentures and (y) the maximum number of shares that could be issuable upon conversion of the Additional Debentures previously purchased by the Registered Holder and the Additional Debentures being sold in the current Tranche and (b) the sum of the number of shares of Common Stock issuable upon exercise in full of the Initial Warrants and the Additional Warrants previously purchased by the Registered Holder and the Additional Warrants being sold in the current Tranche, excluding from such calculation all Underlying Shares relating to Debentures or Warrants which have previously been converted or exercised, respectively, by the Registered Holder; (viii) with respect to the Additional Debentures and Additional Warrants being sold in connection with Tranche I, the Initial Registration Statement filed pursuant to the Registration Rights Agreement has been declared effective and remains effective; and (ix)(1) with respect to the Additional Debentures and Additional Warrants being sold in connection with Tranche II, the Company has filed a Registration Statement as defined in the Registration Rights Agreement and in connection with the shares of Common underlying the Additional Debentures and Additional Warrants to be sold in connection with the such Tranche and such Registration Statement has been declared effective by the Commission and remains effective on the applicable Conditional Closing Date, (2) with respect to the Additional Debentures and Additional Warrants being sold in connection with Tranche III, the Company has filed a Registration Statement as defined in the Registration Rights Agreement and in connection with the shares of Common underlying the Additional Debentures and Additional Warrants to be sold in connection with the such Tranche and such Registration Statement has been declared effective by the Commission and remains effective on the applicable Conditional Closing Date, and
(3) with respect to the Additional Debentures and Additional Warrants being sold in connection with Tranche IV, the Company has filed a Registration Statement as defined in the Registration Rights Agreement and in connection with the shares of Common underlying the Additional Debentures and Additional Warrants to be sold in connection with the such Tranche and such Registration Statement has been declared effective by the Commission and remains effective on the applicable Conditional Closing Date .

6. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Conditional Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Conditional Warrants, as specified herein and in the Securities Purchase Agreement, against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

7.   Notice of Record Date. In case of:

          (a) any taking by the Company of a record of the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

          (c) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Conditional Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty
(30) days prior to the date specified in such notice on which any such action is to be taken.

8. Exchange of Conditional Warrants. On surrender for exchange of any Conditional Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Conditional Warrant or Conditional Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants called for on the face or faces of the Conditional Warrant or Conditional Warrants so surrendered.

9. Replacement of Conditional Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Conditional Warrant and, in the case of any such loss, theft or destruction of any Conditional Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Conditional Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Conditional Warrant of like tenor.

10. Conditional Warrant Agent. The Company may, by written notice to each holder of a Conditional Warrant, appoint an agent having an office for the purpose of issuing Additional Debentures and Additional Warrants on the exercise of the Conditional Warrants pursuant to Section 3, exchanging Conditional Warrants pursuant to Section 8, and replacing Conditional Warrants pursuant to
Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. Negotiability, Etc. This Conditional Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

          (a) subject to the terms of Section 3.1 of the Securities Purchase Agreement, title to this Conditional Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

          (b) any person in possession of this Conditional Warrant properly endorsed is authorized to represent himself, herself or itself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Conditional Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

          (c) until this Conditional Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. All notices and other communications from the Company to the Registered Holder of this Conditional Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation postage prepaid by certified mail return receipt requested) or one (1) Business Days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered Holder of this Conditional Warrant who has so furnished an address to the Company.

13. Amendments; Waivers. No provision of this Conditional Warrant may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Registered Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Conditional Warrant shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

14. Headings. The headings herein are for convenience only, do not constitute a part of this Conditional Warrant and shall not be deemed to limit or affect any of the provisions hereof.

15. Successors and Assigns. This Conditional Warrant shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Conditional Warrant or any rights or obligations hereunder without the prior written consent of the Registered Holder.

16. Governing Law. This Conditional Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Conditional Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Execution. This Conditional Warrant may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

18. Severability. In case any one or more of the provisions of this Conditional Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Conditional Warrant shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Conditional Warrant.

19. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Registered Holder will be entitled to specific performance of the obligations of the Company under this Conditional Warrant. The Company and the Registered Holder agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

20. Termination. In connection with any Additional Debentures and Additional Warrants purchasable in any of the Tranches hereunder which at such time are not subject to an Election to Purchase (the "Unexercised Portion"), the Company may terminate its ability and the ability of the Registered Holder to further exercise this Conditional Warrant by delivering to the Registered Holder a written notice of the Company's desire to terminate the Unexercised Portion (the "Termination Notice") and within three (3) Business Days of delivery of such Termination Notice delivering to the Registered Holder a warrant (the "Termination Warrant"), substantially in the form of Exhibit B to the Securities Purchase Agreement to purchase such number of shares of Common Stock as shall equal the product of (x) fifteen percent (15%) and (y) the quotient of the aggregate principal amount of the Additional Debentures which are part of the Unexercised Portion on such Conditional Closing Date divided by the Per Share Market Value on the trading day prior to the date of delivery of the Termination Notice and with an exercise price equal to one hundred and ten percent (110%) of the Per Share Market Value on the trading day prior to the date of delivery of the Termination Notice, provided that in the event that such Termination Warrant is not delivered to the Registered Holder in such three (3) day period the related Termination Notice shall be void and of no force and effect.

       [REMAINDER OF PAGE INTENTIONALLY BLANK, SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the undersigned have executed this Conditional Warrant as of October 3, 2000.

                         ONE VOICE TECHNOLOGIES, INC.


                         By:  /s/ Dean Weber
                            ----------------------------------
                            Name: Dean Weber
                            Title: Chief Executive Officer


ACKNOWLEDGED AND AGREED:


NEVELLE INVESTORS LLC
By: WEC Asset Management LLC, Manager


By:  /s/ Ethan Benovitz
  -----------------------------
  Name: Ethan Benovitz
  Title: Managing Director

                                    Annex A
                                    -------

                         FORM OF ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise the right, represented by this Conditional Warrant, by and between One Voice Technologies, Inc. (the "Company") and Nevelle Investors LLC (the "_________"), dated as of
           -------
October 3, 2000 (the "Conditional Warrant"), to purchase or cause to be
                      -------------------
purchased [_____] Additional Debentures and Additional Warrants to purchase [____] shares of Common Stock and requires to be tendered in payment for such securities currently available funds to the order of ONE VOICE TECHNOLOGIES, INC., in the amount of [$________], all in accordance with the terms hereof. The undersigned requests that an Additional Debenture and Additional Warrant be registered in the name of _________________________, whose address is _________________________________ and that such Debenture and Warrants be delivered to ___________________________,whose address is __________________.
The Conditional Closing Date for such transaction shall be [________________]. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Conditional Warrant.

Dated:

     Name: ______________________________________

     Signature: ___________________________________

     (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Conditional Warrant.)


     ___________________________________

     (Insert Social Security or Other
     Identifying Number of Holder)

                                    Annex B
                                    -------

                              FORM OF ASSIGNMENT

(To be executed by the Registered Holder if such Holder desires to transfer the Conditional Warrant.)

     FOR VALUE RECEIVED, ____________________

hereby sells, assigns and transfers unto

____________________________________________
(Please print name and address of transferee)

the attached Conditional Warrant, by and between One Voice Technologies, Inc. (the "Company") and Nevelle Investors LLC (the "___________"), dated as of
      -------
October 3, 2000 (the "Conditional Warrant"), together with all right, title and
                      -------------------
interest therein, and does so hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Conditional Warrant on the books of the within-named Company, with full power of substitution.

Dated:

     Name: ______________________________________

     Signature: ___________________________________

     (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Conditional Warrant.)


     ___________________________________

     (Insert Social Security or Other
     Identifying Number of Assignee)

                                  SCHEDULE I
                                  ----------

                                   Tranches
                                   --------
----------------------------------------------------------------------------------------------------
                     Maximum
               Principal Amount of
            Additional Debentures and     Maximum Number of Shares of
Tranche      Purchase Price for such     Common Stock Purchasable, by
                     Tranche                the Additional Warrants           Tranche Period
----------------------------------------------------------------------------------------------------

I           Two Million Dollars         An amount of shares determined   Sixty (60) days after the
            ($2,000,000)                pursuant to Section 3.4 of       Initial Registration
                                        this Conditional Warrant.        Statement is declared
                                                                         effective.

----------------------------------------------------------------------------------------------------

II          Two Million Dollars         An amount of shares determined   Ninety (90) days following
            ($2,000,000)                pursuant to Section 3.4 of       the Conditional Closing
                                        this Conditional Warrant.        Date related to Tranche I

----------------------------------------------------------------------------------------------------

III         Two Million Dollars         An amount of shares determined   Ninety (90) days following
            ($2,000,000)                pursuant to Section 3.4 of       the Conditional Closing
                                        this Conditional Warrant.        Date related to Tranche II

----------------------------------------------------------------------------------------------------

IV          Two Million Dollars         An amount of shares determined   Ninety (90) days following
            ($2,000,000)                pursuant to Section 3.4 of       the Conditional Closing
                                        this Conditional Warrant.        Date related to Tranche III

----------------------------------------------------------------------------------------------------


Capitalized terms used and not defined herein shall have the respective meaning ascribed to them in the Registration Rights Agreement (as defined in the Conditional Warrant) and Conditional Warrant.

                                                                       EXHIBIT E
                                                                       ---------


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          This Registration Rights Agreement (this "Agreement") is made and
                                                    ---------
entered into as of October 3, 2000, among One Voice Technologies, Inc., a Nevada corporation (the "Company"), and Nevelle Investors LLC, a Delaware limited
                  -------
liability company (the "Purchaser").
                        ---------

          WHEREAS, this Agreement was made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchaser (the "Purchase Agreement"); and
 ------------------

          IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

     1.   Definitions
          -----------

          Capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Additional Debentures" means the convertible debentures of the
           ---------------------
Company issuable to the Purchaser in accordance with the terms of the Conditional Warrant or such other securities that such debentures shall thereafter be convertible into.

          "Additional Warrants" means the Common Stock purchase warrants issued
           -------------------
to the Purchaser pursuant to the Conditional Warrant.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with
                                                    -------
respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings
                  ----------    -----------       ----------
correlative to the foregoing.

          "Business Day" means any day except Saturday, Sunday and any day which
           ------------
shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California generally are authorized or required by law or other government actions to close.

          "Closing Date" shall mean the Initial Closing Date as defined in the
           ------------
Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means the Company's common stock, $0.001 par value per
           ------------
share, or such securities that such stock shall hereafter be reclassified into.

          "Conditional Warrant" means that certain Conditional Warrant, by and
           -------------------
between the Company and the Purchaser, dated as of the date hereof, pursuant to which the Additional Debentures and Additional Warrants are issuable and any Conditional Warrant issued by the Company in replacement of the current Conditional Warrant or as a balance Conditional Warrant in connection with the exercise of a portion of the Conditional Warrant or any subsequent Conditional Warrant related thereto.

          "Debentures" shall mean (i) the Initial Debentures and (ii) the
           ----------
Additional Debentures.

          "Effectiveness Date" means the earlier (i) if the initial Registration
           ------------------
Statement is not reviewed by the Commission the earlier of the ninetieth (90th) day following the date hereof or the date which is five (5) Business Days after the date on which either the Company or its counsel is so notified, whether orally or in writing or (ii) in the event of review by the Commission of the initial Registration Statement the earlier of one hundred thirty-five (135) days following the date hereof or five (5) Business Days after the date on which either the Company or its counsel is notified that the initial Registration Statement will not be reviewed by the Commission.

          "Effectiveness Period" shall have the meaning set forth in Section
           --------------------
2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Filing Date" means the thirtieth (30th) day following the date
           -----------
hereof.

          "Holder" or "Holders" means the holder or holders, as the case may be,
           ------      -------
from time to time of Registrable Securities.

          "Indemnified Party" shall have the meaning set forth in Section 5(c).
           -----------------

          "Indemnifying Party" shall have the meaning set forth in Section 5(c).
           ------------------

          "Initial Debentures" means the convertible debentures of the Company
           ------------------
issued to the Purchaser in accordance with the Purchase Agreement or such securities that such debentures shall hereafter be converted into.

          "Initial Registrable Securities" mean the shares of Common Stock
           ------------------------------
issuable upon conversion in full of the Initial Debentures and the shares of Common Stock issuable upon exercise of the Initial Warrants and shares of Common Stock issuable upon conversion in full of the Additional Debentures purchasable in connection with Tranche I and the shares of Common Stock issuable upon exercise of the Additional Warrants purchasable in connection with Tranche I.

          "Initial Warrant" means the Common Stock purchase Warrants issued to
           ---------------
the Purchaser pursuant to the Purchase Agreement.

          "Losses" shall have the meaning set forth in Section 5(a).
           ------

          "Person" means an individual or a corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding
           ----------
(including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means the prospectus included in the Registration
           ----------
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" means the shares of Common Stock issuable
           ----------------------
upon conversion in full of the Debentures and the shares of Common Stock issuable upon exercise in full of the Warrants.

          "Registration Statement" means the registration statement and any
           ----------------------
additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, including, without limitation, the initial Registration Statement and any Subsequent Registration Statement.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to
           --------
the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 415" means Rule 415 promulgated by the Commission pursuant to
           --------
the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 424" means Rule 424 promulgated by the Commission pursuant to
           --------
the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Special Counsel" means one (1) special counsel to the Holders, for
           ---------------
which the Holders will be reimbursed by the Company pursuant to Section 4.

          "Tranche" or "Tranche I, II, III and IV" shall have the respective
          ---------------------------------------
meanings ascribed to them in the Conditional Warrant.

          "Warrants" shall mean (i) the Initial Warrants and (ii) the Additional
           --------
Warrants.

     2.   Shelf Registrations
          -------------------

          (a)  The Initial Registration Statement.
               ----------------------------------

     (i) On or prior to the Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of the Initial Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form, provided, however, if the Company is eligible to register for resale the Registrable Securities on Form S-3, such Registration Statement shall be on Form S-3) and shall contain the "Plan of Distribution" attached hereto as Annex A, and cause such Registration Statement to become effective and remain
-------
effective as provided herein.   The Company shall use its best efforts to cause
the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period"), provided, that the Company shall not be deemed to have
---------------------    --------
used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

          (ii) The initial Registration Statement relating to the Initial Registrable Securities required to be filed hereunder shall include (but not be limited to) a number of shares of Common Stock equal to no less than the sum of
(i) two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion in full of the outstanding principal amount of the Initial Debentures, assuming all interest is paid in shares of Common Stock and that such Initial Debentures remain outstanding for two (2) years, and that such conversion occurred on the

Initial Closing Date, (ii) two hundred (200%) of the number of shares of Common Stock issuable upon conversion in full of the Additional Debentures purchasable in connection with Tranche I, assuming all interest is paid in shares of Common Stock and that such Additional Debentures remain outstanding for two years, and that such conversion occurred on the Initial Closing Date, (iii) the number of shares of Common Stock issuable upon exercise in full of the Initial Warrants, assuming exercise of such warrants on the Closing Date and (iv) the number of shares of Common Stock issuable upon exercise in full of the Additional Warrants purchasable in connection with Tranche I, assuming exercise of such warrant on the Closing Date.

          (iii) If (a) the initial Registration Statement is not filed on or prior to the Filing Date (if the Company files such Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (c) the initial Registration Statement filed hereunder is not declared effective by the Commission on or prior to the day following the Effectiveness Date, or (d) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period without being succeeded within ten (10) days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (e) the Common Stock shall be suspended from being quoted on the OTC Bulletin Board without resuming trading and/or being relisted or thereon or listed on the New York Stock Exchange, American Stock Exchange, Nasdaq SmallCap Market or Nasdaq National Market (each, a "Subsequent Market") for more than three (3) days
                          -----------------
(which need not be consecutive days), or (f) the conversion rights of the Holders pursuant to the Debentures are suspended for any reason, or (g) an amendment to a Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for such Registration Statement to be declared effective or (h) upon the occurrence of a Blackout Event (as defined below) (any such failure or breach being referred to as an "Event," and for
                                                            -----
purposes of clauses (a), (c), (f) and (g) the date on which such Event occurs, or for purposes of clause (b) the date on which the applicable five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which the applicable ten (10) day period is exceeded, or for purposes of clause (e) the date on which the applicable three (3) day-period is exceeded, being referred to as "Event Date"), then, on the Event Date and each monthly anniversary thereof
    ----------
until the applicable Event is cured, the Company shall pay to each Holder two percent (2%) of the purchase price paid by such Holder pursuant to the Purchase Agreement and Conditional Warrant, in cash, as liquidated damages and not as a penalty. If the Company fails to pay any liquidated damages pursuant to this
Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of fourteen percent (14%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

     (b)  The Subsequent Registration Statements.
          --------------------------------------

     (i) On or prior to applicable Conditional Closing Date (as defined in the Conditional Warrant) in connection with Tranche II, III or IV, the Company shall prepare and file with the Commission a "Shelf" Registration Statement or Statements covering the resale of the Registrable Securities relating to such Tranche for an offering to be made on a continuous basis pursuant to Rule 415 (a "Subsequent Registration Statement"). The Subsequent Registration Statement
 ---------------------------------
shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable securities on Form SB-2, in which case such registration shall be on another appropriate form, provided, however, if the Company is eligible to register for resale the Registrable Securities on Form S-3, such Subsequent Registration Statement shall be on Form S-3) and shall contain the "Plan of Distribution" attached hereto as Annex A, and cause such
                                                      -------
Subsequent Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause such Subsequent Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Conditional Closing Date, and shall use its best efforts to keep such Subsequent Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Subsequent Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Subsequent Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the applicable "Subsequent
                                                                   ----------
Effectiveness Period"), provided, that the Company shall not be deemed to have
--------------------    --------
used its best efforts to keep the Subsequent Registration Statement effective during the applicable Subsequent Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Subsequent Registration Statement during the applicable Subsequent Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Subsequent Registration Statement and the Commission has not declared it effective.

          (ii) The Subsequent Registration Statement relating to the Registrable Securities required to be filed hereunder relating to Tranche II, III or IV shall include (but not be limited to) a number of shares of Common Stock equal to no less than the sum of (i) two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion in full of the outstanding principal amount of the Additional Debentures, assuming all interest is paid in shares of Common Stock and that the Debentures purchased in connection with such Tranche or Tranches, as applicable, remain outstanding for two (2) years, and that such conversion occurred on the Initial Closing Date, and (ii) the number of shares of Common Stock issuable upon exercise in full of the Additional Warrants purchasable in connection with such Tranche or Tranches as applicable.

          (iii) If in connection with a Subsequent Registration Statement (a) if the Company files such Subsequent Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) hereof, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Subsequent Registration Statement will not be "reviewed," or not subject to further review, or (c) after a Subsequent Registration Statement is filed with and declared effective by the Commission, such Subsequent Registration Statement ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period without being succeeded within ten (10) days by an amendment to such Subsequent Registration Statement or by a Subsequent Registration Statement filed with and declared effective by the Commission, or
(d) the Common Stock shall be suspended from being quoted on the OTC Bulletin Board without resuming trading and/or being relisted or thereon or listed on a Subsequent Market for more than three (3) days (which need not be consecutive days), or (e) the conversion rights of the Holders pursuant to the Debentures are suspended for any reason, or (f) an amendment to a Subsequent Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for such Subsequent Registration Statement to be declared effective or (g) upon the occurrence of a Blackout Event (any such failure or breach being referred to as an "Event," and for purposes of clauses (a), (e) and (g) the date
                   -----
on which such Event occurs, or for purposes of clause (b) the date on which the applicable five (5) day period is exceeded, or for purposes of clauses (c) and
(f) the date which the applicable ten (10) day period is exceeded, or for purposes of clause (d) the date on which the applicable three (3) day-period is exceeded, being referred to as "Event Date"), then, on the Event Date and each
                                ----------
monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Holder two percent (2%) of the purchase price paid by such Holder pursuant to the Purchase Agreement and Conditional Warrant, in cash, as liquidated damages and not as a penalty. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of fourteen percent (14%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

     3.   Registration Procedures
          -----------------------

          In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Not less than two (2) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to the Holders and their Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and their Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and their Special Counsel shall reasonably object.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to any Registration Statement and any Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the applicable Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424;
(iii) respond as promptly as reasonably possible, and in any event within fifteen (15) days, to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in a Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) File additional Registration Statements if the number of Registrable Securities required to be registered at any time exceeds one hundred percent (100%)of the number of shares of Common Stock then registered in a Registration Statement. The Company shall have twenty (20) days to file such additional Registration Statements after such requirement notice of which is given by the Holders.

          (d) Notify the Holders of Registrable Securities to be sold and their Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one
(1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (f) Furnish to each Holder and their Special Counsel, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (g) Promptly deliver to each Holder and their Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus amended or supplemented from time-to-time by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus as amended or supplemented.

          (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the
                                                            --------
Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

          (j) Upon the occurrence of any event contemplated by Section 3(d)(iii) or (vi) (any of such events a "Blackout Event"), as promptly as
                                         --------------
reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the applicable Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly notify the Purchaser upon the occurrence of a Blackout Event. The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any Blackout Event, it will immediately discontinue disposition of its Registrable Securities pursuant to a Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by this Section 3(j) shall be furnished to the Purchaser.

          (k) Comply with all applicable rules and regulations of the Commission.

          (l) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

          4.   Registration Expenses.   All fees and expenses incident to the
               ---------------------
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASD, OTC Bulletin Board and any Subsequent Market on which the Common Stock is then quoted or listed for trading, and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and one Special Counsel for the Holders not to exceed five thousand dollars ($5,000), (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. The Company shall not be responsible for, and the Holders shall pay their portion of, any underwriting commissions and discounts.

     5.  Indemnification
         ---------------

         (a) Indemnification by the Company. The Company shall, notwithstanding
             ------------------------------
any termination of this Agreement, indemnify and hold harmless each Holder, the managers, members, officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue
                ------
or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

         (b) Indemnification by Holders. Each Holder shall, severally and not
             --------------------------
jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in a Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in a Registration Statement or such Prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus, or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be
              --------------------------------------
brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person
 -----------------
from whom indemnity is sought (the "Indemnifying Party") in writing, and the
                                    ------------------
Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require
                           --------
such Indemnified

Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) Contribution. If a claim for indemnification under Section 5(a) or
              ------------
5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata
                                                              --- ----
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6.   Miscellaneous
          -------------

          (a) Remedies. In the event of a breach by the Company or by a Holder,
              --------
of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. Neither the Company nor any of its
              --------------------------
subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in Schedule 6(b)
                                                            -------------
hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person.

          (c) No Piggyback on Registrations. Except as and to the extent
              -----------------------------
specified in Schedule 6(b) hereto, neither the Company nor any of its security
             -------------
holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

          (d) Compliance. Each Holder covenants and agrees that it will comply
              ----------
with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

          (e) Discontinued Disposition. Each Holder agrees by its acquisition
              ------------------------
of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(d)(ii), 3(d)(iii), 3(d)(iv), 3(d)(v) or 3(d)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable
                         ------
Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

          (f) Piggy-Back Registrations. If at any time during the Effectiveness
              ------------------------
Period there is not an effective Registration Statement covering all of the Registrable Securities required to be registered at such time pursuant to this Agreement and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.

          (h) Amendments and Waivers. The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds (2/3) of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the
                                                    --------  -------
provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (i) Notices. Any and all notices or other communications or deliveries
              -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent postage prepaid for overnight delivery by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:     One Voice Technologies, Inc.
                            6333 Greenwich Drive, Suite #240
                            San Diego, California 92122
                            Attention: Dean Weber
                            Fax: (858) 552-4474

     With copies to:        Luce, Forward, Hamilton & Scripps LLP
                            600 West Broadway, Suite #2600
                            San Diego, California 92101
                            Attention: Dennis J. Doucette, Esq.
                            Fax: (619) 232-8311

     If to the Purchaser:   Nevelle Investors LLC
                            WEC Asset Management LLC
                            110 Colabaugh Pond Road
                            Croton-on-Hudson, New York 10520
                            Attention: Ethan Benovitz
                            Fax: (914) 271-0889

     With copies to:        Pryor Cashman Sherman & Flynn LLP
                            410 Park Avenue
                            New York, New York 10022
                            Attention: Mark Saks, Esq.
                            Fax: (212) 326-0806

     If to any other Person who is then the registered Holder:
                         To the address of such Holder as it
                         appears in the stock transfer books of the Company

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (j) Successors and Assigns. This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

          (k) Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (l) Governing Law. All questions concerning the construction,
              -------------
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

          (m) Cumulative Remedies. The remedies provided herein are cumulative
              -------------------
and not exclusive of any remedies provided by law.

          (n) Severability. If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (o) Headings. The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (p) Shares Held by the Company and its Affiliates. Whenever the
              ---------------------------------------------
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    COMPANY:

                                    ONE VOICE TECHNOLOGIES, INC.



                                    By:  /s/ Dean Weber
                                       --------------------------------
                                       Name:  Dean Weber
                                       Title: Chief Executive Officer


                                    PURCHASER:

                                    NEVELLE INVESTORS LCC
                                    By: WEC Asset Management LLC,
                                        Manager

                                    By:  /s/ Ethan Benovitz
                                       --------------------------------
                                       Name:  Ethan Benovitz
                                       Title: Managing Director

                                    ANNEX A
                                    -------


                             Plan of Distribution
                             --------------------

          The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

 . ordinary brokerage transactions and transactions in which the broker-dealer solicits Purchaser;

 . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

 . purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

 . an exchange distribution in accordance with the rules of the applicable exchange;

 .  privately negotiated transactions;

 .  short sales;

 . broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

 .  a combination of any such methods of sale; and

 .  any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares of Common Stock to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders, but excluding brokerage commissions or underwriter discounts. The Company and the Selling Stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                       2